UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 9, 2007

Commission File Number: 333-135946

HEMIS CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

     Bettlistrasse 35
8600 Dübendorf, Switzerland
(Address of principal executive offices)

011 41 (43) 355 0228
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Westgate Corporation Agreement

On March 9, 2007 Hemis Corporation (“Hemis”) entered into a consulting agreement (the “Agreement”) with Westgate Corporation pursuant to which Westgate has agreed to provide the consulting services of Mr. Gerardino Mastrandrea (Westgate Corporation and Gerardino Mastrandrea are collectively referred to as “Westgate”) to Hemis on the following terms:

Consulting Services

Westgate will provide the following consulting services (the “Consulting Services”) in relation to Hemis’ mining efforts:

  using its best efforts to introduce Hemis to the owners and/or principals of any entity that holds the majority interest in the Millennium Gold Property (the “Property”), Mohave County, Arizona, located three miles northeast of Lake Havasu City, Arizona, in which Hemis wishes to acquire rights;
  assisting Hemis in negotiating mining options, rights or leases with owners or principals of the Property;
  assisting Hemis in conducting due any further required due diligence on the Property, including finding and arranging for the hire by Hemis of third party reviewers;
  planning, executing and overseeing general exploration activities in relation to the Property;
  assisting the Company in attracting mining personnel for executive, administrative, operational and supervisory roles in relation to the Property;
  ensuring that Hemis obtains all necessary information to adequately disclose the Property, if acquired, in Hemis’ SEC filings;
  ensuring high quality procedures are in place, which are in line with legislative and Hemis policy governing recruitment and selection; and
  providing such other customary exploration consulting services from time to time as reasonably required by Hemis.

Remuneration

In full and complete consideration for the provision of the Consulting Services from March 1, 2007 to March 1, 2008, the Company shall compensate Westgate with the issuance of an aggregate of 1,700,000 common shares in the capital stock of Hemis with a deemed price of the market value of the stock as quoted on the OTC Bulletin Board as of the date of issuance of the stock.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007		HEMIS CORPORATION
(Registrant)

	By:	/s/ Norman Meier
President and Chief Executive Officer